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                                                                    Exhibit 21.1
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              SIGNIFICANT SUBSIDIARIES OF THE METZLER GROUP, INC.

Name                           State of Incorporation     Doing Business As
----                           ----------------------     -----------------

LECG, Inc.                     California
Metzler & Associates, Inc.     Illinois
Peterson Consulting, L.L.C.    Illinois                   Peterson Worldwide LLC
Reed Consulting Group, Inc.    Delaware
Resource Management
 International, Inc.           California
Strategic Decisions Group      California